Exhibit 99.1

CrowdStrike Reports Record Fiscal Third Quarter 2020 Financial Results
Surpasses $500 million in ARR and achieves positive cash flow from operations and free cash flow
Increases full year revenue outlook

•Subscription revenue grew 98% year-over-year to $114.2 million
•ARR grew 97% year-over-year to $501.7 million
•Record net new ARR of $77.9 million, increased 32% quarter-over-quarter
•Subscription customers increased 112% year-over-year to reach 4,561 customers
•Generated $38.6 million in cash from operations and $7.0 million in free cash flow

SUNNYVALE, Calif., December 5, 2019 -- CrowdStrike Holdings, Inc., (Nasdaq: CRWD), a leader in cloud-delivered endpoint protection, today announced financial results for the third quarter of its fiscal 2020, ended October 31, 2019.

“Third quarter results well exceeded our expectations and CrowdStrike delivered the best quarter yet in company history with strength in multiple areas of the business including 98% subscription revenue growth and record net new ARR. We achieved two significant milestones as ARR grew 97% year-over-year to exceed half a billion dollars and we generated positive cash flow in the quarter,” said George Kurtz, CrowdStrike’s co-founder and chief executive officer.

“Strong demand among organizations across diverse sizes and industries and our frictionless go-to-market engine drove our rapid growth at scale, which we believe continues to demonstrate our growing leadership in the Security Cloud category and ongoing growth potential,” concluded Kurtz.

Burt Podbere, CrowdStrike’s chief financial officer, said, “Robust growth along with our relentless focus on execution and strong unit economics drove improved operating leverage, positive cash flow from operations and positive free cash flow. Given our strong performance and growing momentum in the market, we are raising our guidance for fiscal year 2020. Looking forward into fiscal year 2021 ending January 31, 2021, we expect to be free cash flow positive for the year and achieve non-GAAP operating income breakeven in the fourth quarter of fiscal year 2021, while at the same time continuing to aggressively invest in our market opportunity.”

Third Quarter Fiscal 2020 Financial Highlights

•Revenue: Total revenue was $125.1 million, an 88% increase, compared to $66.4 million in the third quarter of fiscal 2019. Subscription revenue was $114.2 million, a 98% increase, compared to $57.7 million in the third quarter of fiscal 2019.

•Annual Recurring Revenue (ARR) increased 97% year-over-year and grew to $501.7 million as of October 31, 2019, of which $77.9 million was net new ARR added in the quarter.

•Subscription Gross Margin: GAAP subscription gross margin was 74%, compared to 70% in the third quarter of fiscal 2019. Non-GAAP subscription gross margin was 76%, compared to 71% in the third quarter of fiscal 2019.

•Loss from Operations: GAAP loss from operations was $38.5 million, compared to $42.1 million in the third quarter of fiscal 2019. Non-GAAP loss from operations was $16.5 million, compared to $28.6 million in the third quarter of fiscal 2019.

•Net Loss: GAAP net loss was $35.5 million, compared to $42.3 million in the third quarter of fiscal 2019. GAAP net loss per share was $0.17, compared to $0.93 in the third quarter of fiscal 2019. Non-GAAP net loss was $13.4 million, compared to $28.8 million in the third quarter of fiscal 2019. Non-GAAP net loss per share was $0.07, compared to $0.64 in the third quarter of fiscal 2019.

•Cash Flow: Net cash generated from operations was $38.6 million, compared to a use of $3.6 million in the third quarter of fiscal 2019. Free cash flow was $7.0 million, compared to negative $13.1 million in the third quarter of fiscal 2019.

•Cash, cash equivalents and marketable securities increased to $833.7 million as of October 31, 2019.

Recent Highlights

•Added a record 772 net new subscription customers in the quarter for a total of 4,561 subscription customers as of October 31, 2019, representing 112% growth year-over-year.

•CrowdStrike’s subscription customers that have adopted four or more cloud modules increased to over 50% and those with five or more cloud modules increased to 30% as of October 31, 2019.

•Expanded cloud-native Falcon Platform with the announcement of a new Firewall Management module that delivers simple, centralized host firewall management to help customers transition from legacy endpoint suites to CrowdStrike’s next-generation solution.

•Introduced Falcon for Amazon Web Services to simplify cloud workload protection and provide enhanced visibility. Falcon for AWS will be available in AWS Marketplace, allowing customers to easily purchase and deploy the solution with integrated metered billing.

•Partnered with Wipro, a leading global information technology consulting and business process services company, to bring the CrowdStrike Falcon platform for comprehensive, real-time endpoint protection to Wipro’s global customers.

•Announced seven new third-party applications for the CrowdStrike Store that will extend the power of the CrowdStrike Falcon platform, addressing additional use cases to strengthen the security posture of customers.

•Industry Recognition: Received highest score for “Lean Forward” Organizations (Type A Use Cases) in Gartner’s Second Critical Capabilities for Endpoint Protection Platforms Report. Named by Forrester Research, Inc. as a Leader in Endpoint Security in The Forrester Wave: Endpoint Security Suites (ESS), Q3 2019 report. Named Best New Endpoint Solution by SE Labs in annual report.

Financial Outlook

CrowdStrike is providing the following guidance for the fourth quarter of fiscal 2020 (ending January 31, 2020) and is raising its guidance for fiscal year 2020 (ending January 31, 2020):

	Q4 FY20 Guidance	Full Year FY20 Guidance
Total revenue	$135.9 – $ 138.6 million	$ 465.2 – $ 468.0 million
Non-GAAP loss from operations	$(21.6) – $(19.7) million	$(80.5) – $(78.6) million
Non-GAAP net loss	$(19.1) – $(17.2) million	$(77.7) – $(75.8) million
Non-GAAP net loss per share, basic and diluted	$(0.09) – $(0.08)	$(0.53) – $(0.52)
Weighted average shares used in computing Non-GAAP net loss per share attributable to common stockholders, basic and diluted	205.2 million	146.7 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization expense of acquired intangible assets. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP loss from operations, non-GAAP net loss, and non-GAAP net loss per share is not available without unreasonable effort.
Conference Call Information
CrowdStrike will host a conference call for analysts and investors to discuss its earnings results for the third quarter of fiscal 2020 and outlook for its fiscal fourth quarter and year 2020 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available for one year on the CrowdStrike Investor Relations website ir.crowdstrike.com.

Date:	December 5, 2019
Time:	2:00 p.m. Pacific time / 5:00 p.m. Eastern time
Dial-in number:	800-525-5356 or 409-937-8967, conference ID: 7382028
Webcast:	ir.crowdstrike.com
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the fiscal fourth quarter and year 2020. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscriptions and support; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and general market, political, economic, and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including our prospectus filed with the SEC pursuant to Rule 424(b), dated June 11, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2019, that will be filed with the SEC following this earnings release.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.

Channels for Disclosure of Information

We intend to announce material information to the public through the CrowdStrike Investor Relations website ir.crowdstrike.com, SEC filings, press releases, public conference calls, and public webcasts. We use these channels, as well as social media and our blog, to communicate with our investors, customers, and the public about our company, our offerings, and other issues. It is possible that the information we post on social media and our blog could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above, including the social media channels listed on our investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.
About CrowdStrike Holdings
CrowdStrike provides cloud-delivered endpoint protection. Leveraging artificial intelligence (AI), the CrowdStrike Falcon platform protects customers against cyberattacks on endpoints on or off the network by offering visibility and protection across the enterprise.
2019 CrowdStrike, Inc. All rights reserved. CrowdStrike® and CrowdStrike Falcon are among the trademarks of CrowdStrike, Inc.
Investor Relations Contact
CrowdStrike Holdings, Inc.
Maria Riley, Senior Director of Investor Relations
investors@crowdstrike.com
669-721-0742
Press Contact
CrowdStrike Holdings, Inc.
Ilina Cashiola, Director of Public Relations
ilina.cashiola@crowdstrike.com
202-340-0517
###

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
Revenue
Subscription	$114,221	$57,651	$297,787	$146,570
Professional services	10,898	8,728	31,517	22,799
Total revenue	125,119	66,379	329,304	169,369

Cost of revenue
Subscription (1)	29,221	17,302	77,858	47,077
Professional services (1)	8,134	4,972	20,353	13,166
Total cost of revenue	37,355	22,274	98,211	60,243

Gross profit	87,764	44,105	231,093	109,126

Operating expenses
Sales and marketing (1)	68,675	46,614	190,792	123,344
Research and development (1)	35,992	25,968	91,497	62,546
General and administrative (1)	21,615	13,614	63,737	28,868
Total operating expenses	126,282	86,196	346,026	214,758

Loss from operations	(38,518)	(42,091)	(114,933)	(105,632)
Interest expense	(132)	—	(297)	(428)
Other income (expense), net	3,579	303	3,523	(1,739)

Loss before provision for income taxes	(35,071)	(41,788)	(111,707)	(107,799)

Provision for income taxes	(434)	(535)	(1,664)	(1,018)

Net loss	$(35,505)	$(42,323)	$(113,371)	$(108,817)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.17)	$(0.93)	$(0.89)	$(2.45)

Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	204,096	45,287	128,009	44,344
(1)Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
	(in thousands)		(in thousands)
Subscription cost of revenue	$1,666	$382	$3,164	$533
Professional services cost of revenue	784	53	1,531	156
Sales and marketing	7,355	2,137	15,511	3,941
Research and development	4,696	6,245	10,353	7,232
General and administrative	7,465	4,643	25,018	5,541
Total stock-based compensation expense	$21,966	$13,460	$55,577	$17,403

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$743,605	$88,408
Marketable securities	90,083	103,247
Accounts receivable, net	145,694	92,476
Deferred contract acquisition costs, current	35,924	28,847
Prepaid expenses and other current assets	37,914	18,410
Total current assets	1,053,220	331,388
Property and equipment, net	129,504	73,735
Deferred contract acquisition costs, noncurrent	58,260	9,918
Goodwill	7,794	7,947
Intangible assets, net	637	1,048
Other assets	6,639	9,183
Total assets	$1,256,054	$433,219
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,244	$6,855
Accrued expenses	29,460	32,541
Accrued payroll and benefits	36,905	19,284
Deferred revenue	335,801	218,700
Other current liabilities	8,194	4,040
Total current liabilities	415,604	281,420
Deferred revenue, noncurrent	111,838	71,367
Other liabilities, noncurrent	11,570	10,313
Total liabilities	539,012	363,100
Commitments and contingencies
Redeemable Convertible Preferred Stock
Redeemable convertible preferred stock	—	557,912
Stockholders’ Equity (Deficit)
Preferred stock	—	—
Common stock	—	24
Common stock, Class A and Class B	103	—
Additional paid-in capital	1,326,116	31,211
Accumulated deficit	(609,079)	(519,126)
Accumulated other comprehensive income (loss)	(98)	98
Total stockholders’ equity (deficit)	717,042	(487,793)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,256,054	$433,219

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2019	2018
Operating activities
Net loss	$(113,371)	$(108,817)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,023	10,199
Loss on disposal of fixed assets	—	223
Amortization of intangible assets	385	435
Amortization of deferred contract acquisition costs	24,125	19,312
Change in fair value of redeemable convertible preferred stock warrant liability	6,022	2,935
Allowance for doubtful accounts	413	485
Stock-based compensation expense	55,577	17,403
Accretion of marketable securities purchased at a discount	(1,313)	(625)
Non-cash interest expense	293	187
Changes in operating assets and liabilities
Accounts receivable	(53,631)	(17,936)
Deferred contract acquisition costs	(55,238)	(27,531)
Prepaid expenses and other assets	(19,883)	(2,307)
Accounts payable	(3,773)	(6,280)
Accrued expenses and other current liabilities	3,405	(2,331)
Accrued payroll and benefits	17,621	3,498
Deferred revenue	157,239	72,219
Other liabilities, noncurrent	(58)	155
Net cash provided by (used in) operating activities	33,836	(38,776)
Investing activities
Purchases of property and equipment	(66,848)	(21,664)
Capitalized internal-use software	(5,208)	(5,042)
Purchases of marketable securities	(187,697)	(135,253)
Proceeds from sales of marketable securities	4,473	—
Maturities of marketable securities	197,764	30,600
Net cash used in investing activities	(57,516)	(131,359)
Financing activities
Proceeds from the issuance of common stock upon initial public offering, net of underwriting discounts	665,092	—
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	—	206,896
Repayment of loan payable	—	(6,158)
Proceeds from revolving line of credit	—	10,000
Repayment of revolving line of credit	—	(20,000)
Repayment of notes receivable from related parties	—	198
Payments of contingent consideration	—	(184)
Payments of indemnity holdback	—	(500)
Repurchase of stock options	—	(2,330)
Payments of deferred offering costs	(5,872)	—
Proceeds from issuance of common stock upon exercise of stock options	9,350	2,792
Proceeds from the issuance of common stock upon exercise of early exercisable stock options	10,264	—
Net cash provided by financing activities	678,834	190,714

Effect of foreign exchange rates on cash and cash equivalents	43	(296)

Net increase in cash and cash equivalents	655,197	20,283

Cash and cash equivalents, beginning of period	88,408	63,179
Cash and cash equivalents, end of period	$743,605	$83,462

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
GAAP subscription revenue	$114,221	$57,651	$297,787	$146,570

GAAP subscription gross profit	$85,000	$40,349	$219,929	$99,493
Add: Stock-based compensation expense	1,666	382	3,164	533
Add: Amortization of acquired intangible assets	61	20	262	222
Non-GAAP subscription gross profit	$86,727	$40,751	$223,355	$100,248

GAAP subscription gross margin	74%	70%	74%	68%

Non-GAAP subscription gross margin	76%	71%	75%	68%

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
GAAP total revenue	$125,119	$66,379	$329,304	$169,369

GAAP loss from operations	$(38,518)	$(42,091)	$(114,933)	$(105,632)
Add: Stock-based compensation expense	21,966	13,460	55,577	17,403
Add: Amortization of acquired intangible assets	101	62	385	435
Non-GAAP loss from operations	$(16,451)	$(28,569)	$(58,971)	$(87,794)

GAAP operating margin	(31)%	(63)%	(35)%	(62)%

Non-GAAP operating margin	(13)%	(43)%	(18)%	(52)%

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP (Continued)
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
GAAP net loss	$(35,505)	$(42,323)	$(113,371)	$(108,817)

Add: Stock-based compensation expense	$21,966	$13,460	$55,577	$17,403
Add: Amortization of acquired intangible assets	101	62	385	435
Less: Gain on settlement of lawsuit	—	—	(1,250)	—

Non-GAAP net loss	$(13,438)	$(28,801)	$(58,659)	$(90,979)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	204,096	45,287	128,009	44,344

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.93)	$(0.89)	$(2.45)

Non- GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.64)	$(0.46)	$(2.05)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
GAAP total revenue	$125,119	$66,379	$329,304	$169,369

GAAP net cash provided by (used in) operating activities	38,635	(3,639)	33,836	(38,776)
Less: Purchases of property and equipment	(29,689)	(7,596)	(66,848)	(21,664)
Less: Capitalized internal-use software	(1,898)	(1,841)	(5,208)	(5,042)
Free cash flow	$7,048	$(13,076)	$(38,220)	$(65,482)

GAAP net cash used in investing activities	$(27,262)	$(36,486)	$(57,516)	$(131,359)
GAAP net cash provided by (used in) financing activities	$(968)	$8,094	$678,834	$190,714

GAAP net cash used in operating activities as a percentage of revenue	31%	(5)%	10%	(23)%
Less: Purchases of property and equipment as a percentage of revenue	(24)%	(11)%	(20)%	(13)%
Less: Capitalized internal-use software as a percentage of revenue	(2)%	(3)%	(2)%	(3)%
Free cash flow margin	6%	(20)%	(12)%	(39)%

CROWDSTRIKE HOLDINGS, INC.
Statements of Operations: GAAP to Non-GAAP Reconciliations
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2019	2018	2019	2018
GAAP cost of revenue	$37,355	$22,274	$98,211	$60,243
Less:
Stock based compensation expense	2,450	435	4,695	689
Amortization of acquired intangible assets	61	20	262	222
Non-GAAP cost of revenue	$34,844	$21,819	$93,254	$59,332

GAAP subscription gross profit	$85,000	$40,349	$219,929	$99,493
Add:
Stock based compensation expense	1,666	382	3,164	533
Amortization of acquired intangible assets	61	20	262	222
Non-GAAP subscription gross profit	$86,727	$40,751	$223,355	$100,248

GAAP professional services gross profit	$2,764	$3,756	$11,164	$9,633
Add:
Stock based compensation expense	784	53	1,531	156
Non-GAAP professional services gross profit	$3,548	$3,809	$12,695	$9,789

GAAP Sales and marketing operating expenses	$68,675	$46,614	$190,792	$123,344
Less:
Stock based compensation expense	7,355	2,137	15,511	3,941
Amortization of acquired intangible assets	30	32	92	111
Non-GAAP sales and marketing operating expenses	$61,290	$44,445	$175,189	$119,292

GAAP research and development operating expenses	$35,992	$25,968	$91,497	$62,546
Less:
Stock based compensation expense	4,696	6,245	10,353	7,232
Amortization of acquired intangible assets	10	10	31	102
Non-GAAP research and development operating expenses	$31,286	$19,713	$81,113	$55,212

GAAP general and administrative operating expenses	$21,615	$13,614	$63,737	$28,868
Less:
Stock based compensation expense	7,465	4,643	25,018	5,541
Non-GAAP general and administrative operating expenses	$14,150	$8,971	$38,719	$23,327

GAAP loss from operations	$(38,518)	$(42,091)	$(114,933)	$(105,632)
Add:
Stock based compensation expense	21,966	13,460	55,577	17,403
Amortization of acquired intangible assets	101	62	385	435
Non-GAAP loss from operations	$(16,451)	$(28,569)	$(58,971)	$(87,794)

GAAP net loss	$(35,505)	$(42,323)	$(113,371)	$(108,817)
Add:
Stock based compensation expense	21,966	13,460	55,577	17,403
Amortization of acquired intangible assets	101	62	385	435
Less:
Gain on settlement of lawsuit	—	—	(1,250)	—
Non-GAAP net loss	$(13,438)	$(28,801)	$(58,659)	$(90,979)
###

Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.  In addition, the utility of free cash flow as a measure of our financial performance and liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin
We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP subscription gross profit and non-GAAP subscription gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Loss from Operations
We define non-GAAP loss from operations as GAAP loss from operations excluding stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Net Loss per Share Attributable to Common Stockholders, Basic and Diluted

We define non-GAAP net loss per share attributable to common stockholders, as non-GAAP net loss divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.  We may periodically incur charges or receive payments in connection with litigation settlements. We exclude these charges and payments received from non-GAAP net loss when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.
Free Cash Flow
Free cash flow is a non-GAAP financial measure that we define as net cash used in operating activities less purchases of property and equipment, capitalized internal-use software, acquisition of intangible assets, and cash used for business combinations.  We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash used in operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.

Explanation of Operational Measures
Annual Recurring Revenue
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.
Magic Number
Magic Number is calculated by performing the following calculation for the most recent four quarters and taking the average: annualizing the difference between a quarter’s Subscription Revenue and the prior quarter’s Subscription Revenue, and then dividing the resulting number by the previous quarter’s Non-GAAP Sales & Marketing Expense. Magic Number = Average of previous four quarters: ((Quarter Subscription Revenue – Prior Quarter Subscription Revenue) x 4) / Prior Quarter Non-GAAP Sales & Marketing Expense.